EXHIBIT 23.2

Consent of Independent Registered Public Accounting Firm

Prospect Capital Corporation
New York, New York

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (File No. 333-269714) of Prospect Capital Corporation of our report dated September 8, 2023, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

New York, New York
August 28, 2024